      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1997

                                                      REGISTRATION NO. 333-14859
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                               AMENDMENT NO. 1 TO


                                    FORM S-1

                  (POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-4)

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          WESTERN WIRELESS CORPORATION
             (Exact name of registrant as specified in its charter)

              WASHINGTON                               4812                               91-1638901
   (State or other jurisdiction of         (Primary standard industrial                (I.R.S. employer
    incorporation or organization)         classification code number)              identification number)

                            ------------------------

                             2001 NW SAMMAMISH ROAD
                           ISSAQUAH, WASHINGTON 98027

                                 (425) 313-5200

              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                            ------------------------

                              ALAN R. BENDER, ESQ.
                     SENIOR VICE PRESIDENT, GENERAL COUNSEL
                          WESTERN WIRELESS CORPORATION
                             2001 NW SAMMAMISH ROAD
                           ISSAQUAH, WASHINGTON 98027

                                 (425) 313-5200

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                                   Copies to:

           G. SCOTT GREENBURG, ESQ.                      ALISON S. RESSLER, ESQ.
          PRESTON GATES & ELLIS LLP                        SULLIVAN & CROMWELL
             5000 COLUMBIA CENTER                  444 SOUTH FLOWER STREET, SUITE 1200
               701 FIFTH AVENUE                       LOS ANGELES, CALIFORNIA 90071
        SEATTLE, WASHINGTON 98104-7078                        (213) 955-8000
                (206) 623-7580

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1993, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

     If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

     This Registration Statement contains a combined prospectus in accordance with Rule 429 under the Securities Act of 1933 which relates to this Registration Statement and the Registrant's Registration Statement on Form S-1 (Commission File No. 333-2432), Registration Statement on Form S-1 (Commission File No. 333-3688) and Registration Statement on Form S-1 (Commission File No. 333-4229).
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, incurred by the Company in connection with the initial sale and distribution of Class A Common Stock and Senior Subordinated Notes registered by the Company.

          SEC Registration Fee........................................  $  280,164
          Nasdaq Listing Fee..........................................     107,458
          NASD Filing Fee.............................................      46,000
          Blue Sky Qualification Fees and Expenses (including Legal
            Fees).....................................................     275,000
          Transfer Agent and Registrar Fees...........................      10,000
          Legal Fees and Expenses.....................................   1,018,470
          Printing Expenses...........................................     770,640
          Auditors' Fees and Expenses.................................     292,175
          Miscellaneous Expenses......................................     803,093
                                                                        ----------
                    TOTAL.............................................  $3,603,000
                                                                        ==========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 23B.08.510 of the Revised Code of Washington authorizes Washington corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. The Company's Articles of Incorporation and Bylaws require indemnification of the Company's officers and directors to the fullest extent permitted by Washington law. The Company also maintains directors' and officers' liability insurance.

     The Company's By laws and Articles of Incorporation provide that the Company shall, to the full extent permitted by the Washington Business Corporation Act (the "Washington Business Act") of the State of Washington, as amended from time to time, indemnify all directors and officers of the Company. In addition, the Company's Articles of Incorporation contains a provision eliminating the personal liability of directors to the Company or its shareholders for monetary damages arising out of a breach of fiduciary duty. Under Washington law, this provision eliminates the liability of a director for breach of fiduciary duty but does not eliminate the personal liability of any director for (i) acts or omissions of a director that involve intentional misconduct or a knowing violation of law, (ii) conduct in violation of Section 23B.08.310 of the Revised Code of Washington (which section relates to unlawful distributions) or (iii) any transaction from which a director personally received a benefit in money, property or services to which the director was not legally entitled.

     The Company has entered into separate indemnification agreements with each of its directors and executive officers, which agreements will supersede prior indemnification agreements entered into by the Company with each of its directors and executive officers.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     The table below sets forth the sales of unregistered securities made by the registrant or its subsidiaries since July 29, 1994. References to "Common Stock" below are to the Company's Common Stock, part value $0.001 per share, which was converted into shares of Class B Common

Stock, no par value. The number of shares set forth below reflects the 3.1-for-1 split to be effected in the recapitalization.

                                                                   NUMBER OF
      TITLE AND AMOUNT OF SECURITY           DATE OF SALE        PURCHASERS(1)     EXEMPTION(1)
----------------------------------------  -------------------    -------------     ------------
$200 million principal amount 10 1/2
  Senior Subordinated Notes Due 2007....     October 1996                    4              (2)
36,567 shares of Common Stock...........     February 1996                   3              (3)
515,561 shares of Common Stock..........     February 1996                   2              (4)
79,748 shares of Common Stock...........     February 1996                   2              (5)
3,842,531 shares of Common Stock........     December 1995                   2              (6)
217,000 shares of Common Stock..........     December 1995                   2              (7)
Exchange Rights exchangeable into
  327,882 shares of the Common Stock....     November 1995                   3              (8)
896,210 shares of Common Stock..........       June 1995                    47              (9)
13,241,428 shares of Common Stock.......       June 1995                    13             (10)
670,475 shares of Common Stock..........       June 1995                    23             (11)
38,762 shares of Common Stock...........  June-December 1995                 6             (12)
45,042,712 shares of Common Stock.......       July 1994                    74             (13)

---------------
 (1) Other than as provided in footnote (2) hereto, all sales were made to accredited investors in private transactions not involving any public offering made in reliance upon the exemption from registration provided by
     Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). No underwriters were involved. Unless otherwise indicated, no purchaser was an officer or director of the Company or holder of more than 5% of any class of the Company's voting securities (a "5% shareholder"). Please refer to "Certain Transactions" in the Prospectus for a more detailed description of the transactions in which the Company's officers, directors and 5% shareholders participated.

 (2) Issued and sold in reliance upon the exemptions from registration provided in Section 4(2) of Regulation D under the Securities Act to the initial Purchasers thereof, consisting of Goldman, Sachs & Co., Donaldson, Lufkin & Jenrette Securities Corporation, Salomon Brothers Inc and Toronto Dominion Securities (USA) Inc. The initial Purchasers resold the 2007 Notes in reliance upon the exemptions from registration provided in Rule 144A and Regulation S under the Securities Act.

 (3) Issued to Donald Guthrie in consideration for $999,950.

 (4) Issued to the shareholders of Palouse Paging, Inc. ("Palouse"), including two officers of the Company (one of whom is also a director), in consideration for all of the issued and outstanding stock of Palouse.

 (5) Issued to the shareholders of Sawtooth Paging, Inc. ("Sawtooth"), including two officers of the Company (one of whom is also a director), other than the Company, in consideration for the shares of stock of Sawtooth representing the 55% ownership interest in Sawtooth not held by the Company.

 (6) Issued to GS Capital Partners, L.P. ("GS Capital"), an affiliate of Goldman Sachs, upon the termination of another Goldman Sachs affiliate, GS Capital Partners Media Holding I, L.P. (the "Partnership"), which was the registered owner of 3,842,531 shares of Common Stock that it acquired on July 29, 1994. Following the distribution of the shares of Common Stock to the Partnership's partners, GS Capital and GS Capital Partners Media Holding I, Inc., GS Capital Partners Media Holding I, Inc. merged with and into the Company and the 2,766,623 shares of Common Stock owned GS Capital Partners Media Holding I, Inc. were canceled and a like number of shares of Common Stock were issued to GS Capital. GS Capital reimbursed the Company for all of the out-of-pocket expenses incurred by the Company in connection with this transaction. No cash proceeds were received by the Company in this transaction.

 (7) Issued to the shareholders of Deadwood Cellular Telephone Company ("Deadwood"), the unaffiliated owner of the Harding (SD-1) cellular market, in consideration for all the issued and outstanding stock of Deadwood.

 (8) Issued to the general and limited partners of Cook Inlet PV/SS PCS Partners, L.P., including Providence Media Partners, L.P., the general partner of Cook Inlet Western Wireless PV/SS PCS, L.P., in which Western PCS BTA I Corporation, a wholly-owned subsidiary of the Company, is the sole limited partner.

 (9) Exchanged for 8,963 shares of common stock of GCC with purchasers including three officers of the Company. A Form D with respect to such sale was filed with the Securities and Exchange Commission under regulation D under the Securities Act.

(10) Issued upon exchange of 4,271,428 shares of Series A Preferred Stock of Western PCS Entities, Providence Ventures, L.P., and two directors (one of whom is also an officer) and one officer of the Company. Commitments to purchase shares of Series A Preferred Stock in the aggregate amount of $149.5 million were received by Western PCS Corporation in April 1995. A Form D with respect to such sale was filed with the Securities and Exchange Commission under regulation D under the Securities Act.

(11) Issued to certain then-existing shareholders for total proceeds of $7.6 million. A Form D with respect to such sale was filed with the Securities and Exchange Commission under regulation D under the Securities Act.

(12) Issued upon exercise of stock options for total proceeds of $78,000.

(13) Issued in connection with the Business Combination. A Form D with respect to such sale was filed with the Securities and Exchange Commission under Regulation D under the Securities Act. See "Certain Transactions."

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a)Exhibits:

                                                                                          PAGES OR
EXHIBIT                                      DESCRIPTION                                  FOOTNOTE
-------        -----------------------------------------------------------------------    --------
 1.1      --   U.S. Underwriting Agreement............................................        (1)
 1.2      --   International Underwriting Agreement...................................        (2)
 1.3      --   Underwriting Agreement.................................................        (3)
 3.1      --   Amended and Restated Articles of Incorporation of the Registrant.......        (1)
 3.2      --   Bylaws of the Registrant...............................................        (1)
 4.1      --   Indenture between Western Wireless Corporation and Harris Trust Company
               of California, dated October 24, 1996, relating to the 10 1/2% Senior
               Subordinated Notes Due 2007............................................        (3)
 4.2      --   Indenture between Western Wireless Corporation and Harris Trust Company
               of California, dated May 22, 1996, with respect to 10 1/2% Senior
               Subordinated Notes due 2006............................................        (2)
 5.1      --   Opinion of Preston Gates & Ellis LLP with respect to Class A Common
               Stock..................................................................        (1)
 5.2      --   Opinion of Preston Gates & Ellis LLP with respect to Senior
               Subordinated Notes Due 2006............................................        (2)
 5.3      --   Opinion of Preston Gates & Ellis LLP with respect to Senior
               Subordinated Notes Due 2007............................................        (3)
 8.1      --   Opinion of Preston Gates & Ellis LLP as to certain tax matters.........        (3)
10.1      --   Loan Agreement between Western PCS II Corporation and Northern Telecom
               Inc., dated June 30, 1995..............................................        (1)
10.2      --   PCS 1900 Project and Supply Agreement between Western PCS Corporation
               and Northern Telecom Inc., dated June 30, 1995.........................        (1)

                                                                                          PAGES OR
EXHIBIT                                      DESCRIPTION                                  FOOTNOTE
-------        -----------------------------------------------------------------------    --------
10.3      --   Purchase Agreement between Motorola Nortel Communications Co. and
               General Cellular Corporation, dated July 29, 1993......................        (1)
10.4      --   Loan Agreement among Western Wireless Corporation and The Toronto-
               Dominion Bank, Barclays Bank, PLC, and Morgan Guaranty Trust Company of
               New York, as Managing Agents for the Various Lenders, dated June 30,
               1995...................................................................        (1)
10.5      --   First Amendment to Loan Agreement by and among Western Wireless
               Corporation, The Toronto-Dominion Bank, Barclays Bank, PLC, and Morgan
               Guaranty Trust Company of New York, as Managing Agents for the Various
               Lenders, dated January 11, 1996........................................        (1)
10.6      --   Supply Contract by and between Western PCS Corporation and Nokia
               Telecommunications Inc., dated December 14, 1995.......................        (1)
10.7      --   Purchase and Sale Agreement, Nokia Mobile Phones, Inc. and Western
               Wireless Corporation, dated November 10, 1995..........................        (1)
10.8      --   Western Wireless Corporation, 1994 Management Incentive Stock Option
               Plan, approved, as adopted and amended, by Shareholders November 16,
               1995, together with form of Stock Option Agreement for offers
               thereunder.............................................................        (1)
10.9      --   Stockholders Agreement by and among Western Wireless Corporation and
               certain of its shareholders, dated July 29, 1994.......................        (1)
10.10     --   First Amendment to Stockholders Agreement by and among Western Wireless
               Corporation and certain of its shareholders, Adding as a Party Western
               PCS Corporation, dated November 30, 1994...............................        (1)
10.11     --   Waiver Agreement by and among Western Wireless Corporation, Western PCS
               Corporation and certain of Western Wireless Corporation's shareholders,
               dated November 30, 1994................................................        (1)
10.12     --   Waiver Agreement by and among Western Wireless Corporation, Western PCS
               Corporation and certain of Western Wireless Corporation's shareholders,
               dated February 15, 1996................................................        (1)
10.13     --   Voting Agreement by and among certain shareholders of Western Wireless
               Corporation, dated July 29, 1994.......................................        (1)
10.14     --   Voting Agreement by and among Western Wireless Corporation and certain
               of its shareholders....................................................        (1)
10.15     --   Lease Agreement by and between WWC Holding Co., Inc., successor in interest to MARKETS Cellular Limited Partnership, and WRC Properties,
               Inc., dated May 1, 1994................................................        (1)
10.16     --   Lease Agreement by and between Western Wireless Corporation and
               Department of Natural Resources, dated August 25, 1995.................        (1)
10.17     --   First Amendment to Lease Agreement by and between Western Wireless
               Corporation and Department of Natural Resources, dated February 28,
               1996...................................................................        (1)
10.18     --   Form of Cellular One Group License Agreement...........................        (1)
10.19     --   Asset Purchase Agreement between Western PCS III License Corporation as
               Buyer and GTE Mobilnet Incorporated as Seller, dated January 16,
               1996...................................................................        (1)
10.20     --   Purchase and Sale Agreement by and between Robert O. Tyler, Esq., as
               Trustee, Seller, and GCC License Corporation, Purchaser, dated December
               22, 1995...............................................................        (1)
10.21     --   Agreement for Purchase and Sale of Autoplex Cellular Equipment,
               Software and Services by and among American Telephone and Telegraph
               Company, WWC Holding Co., Inc., successor to MARKETS Cellular Limited
               Partnership and MCII General Partnership, dated March 17, 1993.........        (1)

                                                                                          PAGES OR
EXHIBIT                                      DESCRIPTION                                  FOOTNOTE
-------        -----------------------------------------------------------------------    --------
10.22     --   Agreement and Plan of Reorganization by and among Palouse Paging, Inc., the Shareholders of 100% of the Stock of Palouse Paging, Inc., Western
               Paging I Corporation and Western Wireless Corporation, dated February
               5, 1996................................................................        (1)
10.23     --   First Amendment to Agreement and Plan of Reorganization by and among
               Western Paging I Corporation, the former Shareholders of 100% of the
               Stock of Palouse Paging, Inc. and Western Wireless Corporation.........        (1)
10.24     --   Agreement and Plan of Reorganization by and among Sawtooth Paging,
               Inc., the Shareholders of 52.93% of the Stock of Sawtooth Paging, Inc.,
               Western Paging II Corporation and Western Wireless Corporation, dated
               February 5, 1996.......................................................        (1)
10.25     --   Employment Agreement by and between John W. Stanton and Western
               Wireless Corporation, dated March 12, 1996.............................        (1)
10.26     --   Employment Agreement by and between Robert R. Stapleton and Western
               Wireless Corporation, dated March 12, 1996.............................        (1)
10.27     --   Employment Agreement by and between Mikal J. Thomsen and Western
               Wireless Corporation, dated March 12, 1996.............................        (1)
10.28     --   Employment Agreement by and between Theresa E. Gillespie and Western
               Wireless Corporation, dated March 12, 1996.............................        (1)
10.29     --   Employment Agreement by and between Alan R. Bender and Western Wireless
               Corporation, dated March 12, 1996......................................        (1)
10.30     --   Employment Agreement by and between Cregg B. Baumbaugh and Western
               Wireless Corporation, dated March 12, 1996.............................        (1)
10.31     --   Employment Agreement by and between Donald Guthrie and Western Wireless
               Corporation, dated March 12, 1996......................................        (5)
10.32     --   Form of Registrant's Restrictive Covenant and Confidentiality
               Agreement..............................................................        (1)
10.33     --   Form of Director and Officer Indemnification Agreement.................        (1)
10.34     --   Western PCS Corporation Series A Preferred Stock Purchase Agreement
               among Western Wireless Corporation, Western PCS Corporation and the
               Purchasers listed therein, dated April 10, 1995........................        (1)
10.35     --   Second Amendment to Loan Agreement by and among Western Wireless
               Corporation, The Toronto-Dominion Bank, Barclays Bank, PLC, and Morgan
               Guaranty Trust Company of New York, as Managing Agents for the Various
               Lenders, dated.........................................................        (1)
10.36     --   Subscription and Put and Call Agreement with respect to shares of
               Common Stock of Western Wireless International Corporation, dated as of
               January 1, 1996........................................................        (1)
10.37     --   PCS Block "C" Organization and Financing Agreement by and among Western
               PCS BTA I Corporation, Western Wireless Corporation, Cook Inlet PV/SS
               PCS Partners, L.P., Cook Inlet Telecommunications, Inc., SSPCS
               Corporation and Providence Media Partners L.P. dated as of November 5,
               1995...................................................................        (1)
10.38     --   Limited Partnership Agreement by and between Cook Inlet PV/SS PCS
               Partners, L.P. and Western PCS BTA I Corporation dated as of November
               5, 1995................................................................        (1)
10.39     --   First Amendment to Block "C" Organization and Financing Agreement and
               Cook Inlet Western Wireless PV/SS PCS, L.P. Limited Partnership
               Agreement by and among Western PCS BTA I Corporation, Western Wireless
               Corporation, Cook Inlet PV/SS PCS Partners, L.P., Cook Inlet
               Telecommunications, Inc., SSPCS Corporation and Providence Media
               Partners L.P. dated as of April 8, 1996................................        (1)
10.40     --   Amended and Restated Loan Agreement among Western Wireless Corporation and The Toronto-Dominion Bank, Barclays Bank, PLC, and Morgan Guaranty
               Trust Company of New York, as Managing Agents for the Various Lenders,
               dated May 6, 1996......................................................        (1)

                                                                                          PAGES OR
EXHIBIT                                      DESCRIPTION                                  FOOTNOTE
-------        -----------------------------------------------------------------------    --------
10.41     --   Second Amendment to Block "C" Organization and Financing Agreement and
               Cook Inlet Western Wireless PV/SS PCS, L.P. Limited Partnership
               Agreement by and among Western PCS BTA I Corporation, Western Wireless
               Corporation, Cook Inlet PV/SS PCS Partners, L.P., Cook Inlet
               Telecommunications, Inc., SSPCS Corporation and Providence Media
               Partners L.P. dated as of June 27, 1996................................        (3)
10.42     --   Third Amendment to Block "C" Organization and Financing Agreement and
               Cook Inlet Western Wireless PV/SS PCS, L.P. Limited Partnership
               Agreement and First Amendment to Technical Services Agreement by and
               among Western PCS BTA I Corporation, Western Wireless Corporation, Cook
               Inlet PV/SS PCS Partners, L.P., Cook Inlet Telecommunications, Inc.,
               SSPCS Corporation, Providence Media Partners L.P. and Cook Inlet
               Western Wireless PV/SS PCS, L.P., dated July 30, 1996..................        (3)
10.43     --   General Agreement for Purchase of Cellular Systems between Lucent
               Technologies Inc. and Western Wireless Corporation, dated September 16,
               1996...................................................................        (3)
10.44     --   Amendment No. 1 to PCS 1900 Supply Agreement between Western PCS
               Corporation and Northern Telecom Inc., dated July 25, 1996.............        (3)
10.45     --   Amendment No. 2 to PCS 1900 Supply Agreement between Western PCS
               Corporation and Northern Telecom Inc., dated July 25, 1996.............        (3)
10.46     --   Agreement of Exchange Agent between Harris Trust Company of California
               and Western Wireless Corporation, dated October 25, 1996...............        (3)
10.47     --   Purchase Agreement between Western Wireless Corporation and Goldman,
               Sachs & Co., Donaldson, Lufkin & Jenrette Securities Corporation,
               Salomon Brothers Inc and Toronto Dominion Securities (USA) Inc., dated
               October 18, 1996.......................................................        (3)
10.48     --   Exchange and Registration Rights Agreement between Western Wireless
               Corporation and Goldman, Sachs & Co., Donaldson, Lufkin & Jenrette
               Securities Corporation, Salomon Brothers Inc and Toronto Dominion
               Securities (USA) Inc., dated October 24, 1996..........................        (2)
10.49     --   Amendment No. 3 to PCS Supply Agreement between Western PCS Corporation
               and Northern Telecom Inc., dated October 14, 1996......................        (5)
10.50     --   Western Wireless Corporation 1996 Employee Stock Purchase Plan.........        (6)
10.51     --   Western Wireless Corporation 1997 Executive Restricted Stock Plan......        (7)
10.52     --   Form of First Amendment to Amended and Restated Loan Agreement among
               Western Wireless Corporation and The Toronto Dominion Bank, Barclays
               Bank, PLC, and Morgan Guaranty Trust Company of New York, as Managing
               Agents for the various lenders, dated March 27, 1997...................        (7)
10.53     --   Purchase Agreement, dated April 24, 1997, by and among Western Wireless
               Corporation, Triad Texas, L.P., Triad Utah, L.P., Triad Oklahoma, L.P.,
               Triad Cellular Corporation and Triad Cellular L.P.
10.54     --   Purchase Agreement, dated April 24, 1997, by and between Western
               Wireless Corporation and Triad Cellular Corporation.
10.55     --   Agreement and Plan of Merger, dated April 24, 1997, by and among
               Western Wireless Corporation, Minnesota Cellular Corporation, Triad
               Investment Minnesota, Inc., Barry B. Lewis, Craig W. Viehweg, Terry E.
               Purvis, Triad Cellular Corporation, Triad Cellular L.P., and Triad
               Minnesota, L.P.
10.56     --   Purchase Agreement, dated April 24, 1997, by and between Western
               Wireless Corporation and Triad Cellular L.P.
12.1      --   Computation of Ratio of Earnings to Fixed Charges......................        (7)
21        --   List of material subsidiaries..........................................        (1)
23.1      --   Consent of Arthur Andersen LLP.........................................        (7)
23.2      --   Consents of Preston Gates & Ellis LLP (See Exhibits 5.1, 5.2, 5.3 and
               5.4)...................................................................

                                                                                          PAGES OR
EXHIBIT                                      DESCRIPTION                                  FOOTNOTE
-------        -----------------------------------------------------------------------    --------
24.1      --   Power of Attorney......................................................        (3)
25.1      --   Statement of Eligibility of Trustee....................................        (2)
25.2      --   Statement of Eligibility of Trustee....................................        (3)
99.1      --   Form of Letter of Transmittal for 10 1/2% Senior Subordinated Notes Due
               2007...................................................................        (3)

---------------

(1) Incorporated herein by reference to the exhibit filed with the Company's Registration Statement on Form S-1 (Commission File No. 333-2432).


(2) Incorporated herein by reference to the exhibit filed with the Company's Registration Statement on Form S-1 (Commission File No. 333-2688).

(3) Incorporated herein by reference to the exhibit filed with the Company's Registration Statement on form S-4 (Commission File No. 333-14859).

(4) Incorporated herein by reference to the exhibit filed with the Company's Registration Statement on Form S-8 (Commission File No. 333-18137).

(5) Incorporated herein by reference to the exhibit filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

(6) Incorporated herein by reference to the exhibit filed with the Registrant's Registration Statement on Form S-8 (Commission File No. 333-18137).


(7) Filed previously with the Registrant's Registration Statement on From S-1 (Commission File No. 333-14859)


     (b) Financial Statement Schedule:

         Schedule II -- Valuation and Qualifying Accounts and Reserves (see
         F-23)

ITEM 17.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the adjudication of such issue.

     With respect to the Securities registered on this form pursuant to Rule 415, the undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on this 6th day of May, 1997.


                                          WESTERN WIRELESS CORPORATION

                                          By       /s/ ALAN R. BENDER
                                            ------------------------------------
                                                       Alan R. Bender
                                               Senior Vice President, General
                                                           Counsel

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed below on May 6, 1997 by the following persons in the capacities indicated.


                 SIGNATURES                                           TITLE
---------------------------------------------     ---------------------------------------------

             /s/ JOHN W. STANTON                  Chairman, Chief Executive Officer and
---------------------------------------------     Director (Principal Executive Officer)
               John W. Stanton

             /s/ DONALD GUTHRIE                   Vice Chairman and Chief Financial Officer
---------------------------------------------     (Principal Financial Officer)
               Donald Guthrie

           /s/ NASTASHIA S. PRESS                 Principal Accounting Officer
---------------------------------------------
             Nastashia S. Press
                      *                           Director
---------------------------------------------
             John L. Bunce, Jr.

                      *                           Director
---------------------------------------------
              Mitchell R. Cohen

                      *                           Director
---------------------------------------------
             Jonathan M. Nelson

                      *                           Director
---------------------------------------------
             Terence M. O'Toole

           *By /s/ ALAN R. BENDER
---------------------------------------------
               Alan R. Bender
              Attorney-in-Fact

                               INDEX TO EXHIBITS

EXHIBIT                                      DESCRIPTION                                PAGE NO.
-------                                      -----------                                --------
 1.1        --   U.S. Underwriting Agreement(1)......................................
 1.2        --   International Underwriting Agreement(2).............................
 1.3        --   Underwriting Agreement(3)...........................................
 3.1        --   Amended and Restated Articles of Incorporation of the
                 Registrant(1).......................................................
 3.2        --   Bylaws of the Registrant(1).........................................
 4.1        --   Indenture between Western Wireless Corporation and Harris Trust
                 Company of California, dated October 24, 1996, relating to the
                 10 1/2% Senior Subordinated Notes Due 2007(3).......................
 4.2        --   Indenture between Western Wireless Corporation and Harris Trust
                 Company of California, dated May 22, 1996, with respect to 10 1/2%
                 Senior Subordinated Notes due 2006(2)...............................
 5.1        --   Opinion of Preston Gates & Ellis LLP with respect to Class A Common
                 Stock(1)............................................................
 5.2        --   Opinion of Preston Gates & Ellis LLP with respect to Senior
                 Subordinated Notes Due 2006(2)......................................
 5.3        --   Opinion of Preston Gates & Ellis LLP with respect to Senior
                 Subordinated Notes Due 2007(3)......................................
 8.1        --   Opinion of Preston Gates & Ellis LLP as to certain tax matters(3)...
10.1        --   Loan Agreement between Western PCS II Corporation and Northern
                 Telecom Inc., dated June 30, 1995(1)................................
10.2        --   PCS 1900 Project and Supply Agreement between Western PCS
                 Corporation and Northern Telecom Inc., dated June 30, 1995(1).......
10.3        --   Purchase Agreement between Motorola Nortel Communications Co. and
                 General Cellular Corporation, dated July 29, 1993(1)................
10.4        --   Loan Agreement among Western Wireless Corporation and The
                 Toronto-Dominion Bank, Barclays Bank, PLC, and Morgan Guaranty Trust
                 Company of New York, as Managing Agents for the Various Lenders,
                 dated June 30, 1995(1)..............................................
10.5        --   First Amendment to Loan Agreement by and among Western Wireless
                 Corporation, The Toronto-Dominion Bank, Barclays Bank, PLC, and
                 Morgan Guaranty Trust Company of New York, as Managing Agents for
                 the Various Lenders, dated January 11, 1996(1)......................
10.6        --   Supply Contract by and between Western PCS Corporation and Nokia
                 Telecommunications Inc., dated December 14, 1995(1).................
10.7        --   Purchase and Sale Agreement, Nokia Mobile Phones, Inc. and Western
                 Wireless Corporation, dated November 10, 1995(1)....................
10.8        --   Western Wireless Corporation, 1994 Management Incentive Stock Option
                 Plan, approved, as adopted and amended, by Shareholders November 16,
                 1995, together with form of Stock Option Agreement for offers thereunder(1).......................................................
10.9        --   Stockholders Agreement by and among Western Wireless Corporation and certain of its shareholders, dated July 29, 1994(1).................
10.10       --   First Amendment to Stockholders Agreement by and among Western
                 Wireless Corporation and certain of its shareholders, Adding as a
                 Party Western PCS Corporation, dated November 30, 1994(1)...........
10.11       --   Waiver Agreement by and among Western Wireless Corporation, Western
                 PCS Corporation and certain of Western Wireless Corporation's shareholders, dated November 30, 1994(1)............................
10.12       --   Waiver Agreement by and among Western Wireless Corporation, Western
                 PCS Corporation and certain of Western Wireless Corporation's shareholders, dated February 15, 1996(1)............................

EXHIBIT                                      DESCRIPTION                                PAGE NO.
-------                                      -----------                                --------
10.13       --   Voting Agreement by and among certain shareholders of Western
                 Wireless Corporation, dated July 29, 1994(1)........................
10.14       --   Voting Agreement by and among Western Wireless Corporation and certain of its shareholders(1)......................................
10.15       --   Lease Agreement by and between WWC Holding Co., Inc., successor in interest to MARKETS Cellular Limited Partnership, and WRC
                 Properties, Inc., dated May 1, 1994(1)..............................
10.16       --   Lease Agreement by and between Western Wireless Corporation and
                 Department of Natural Resources, dated August 25, 1995(1)...........
10.17       --   First Amendment to Lease Agreement by and between Western Wireless
                 Corporation and Department of Natural Resources, dated February 28,
                 1996(1).............................................................
10.18       --   Form of Cellular One Group License Agreement(1).....................
10.19       --   Asset Purchase Agreement between Western PCS III License Corporation as Buyer and GTE Mobilnet Incorporated as Seller, dated January 16,
                 1996(1).............................................................
10.20       --   Purchase and Sale Agreement by and between Robert O. Tyler, Esq., as
                 Trustee, Seller, and GCC License Corporation, Purchaser, dated
                 December 22, 1995(1)................................................
10.21       --   Agreement for Purchase and Sale of Autoplex Cellular Equipment,
                 Software and Services by and among American Telephone and Telegraph
                 Company, WWC Holding Co., Inc., successor to MARKETS Cellular
                 Limited Partnership and MCII General Partnership, dated March 17,
                 1993(1).............................................................
10.22       --   Agreement and Plan of Reorganization by and among Palouse Paging,
                 Inc., the Shareholders of 100% of the Stock of Palouse Paging, Inc.,
                 Western Paging I Corporation and Western Wireless Corporation, dated
                 February 5, 1996(1).................................................
10.23       --   First Amendment to Agreement and Plan of Reorganization by and among
                 Western Paging I Corporation, the former Shareholders of 100% of the
                 Stock of Palouse Paging, Inc. and Western Wireless Corporation(1)...
10.24       --   Agreement and Plan of Reorganization by and among Sawtooth Paging,
                 Inc., the Shareholders of 52.93% of the Stock of Sawtooth Paging,
                 Inc., Western Paging II Corporation and Western Wireless
                 Corporation, dated February 5, 1996(1)..............................
10.25       --   Employment Agreement by and between John W. Stanton and Western
                 Wireless Corporation, dated March 12, 1996(1).......................
10.26       --   Employment Agreement by and between Robert R. Stapleton and Western
                 Wireless Corporation, dated March 12, 1996(1).......................
10.27       --   Employment Agreement by and between Mikal J. Thomsen and Western
                 Wireless Corporation, dated March 12, 1996(1).......................
10.28       --   Employment Agreement by and between Theresa E. Gillespie and Western
                 Wireless Corporation, dated March 12, 1996(1).......................
10.29       --   Employment Agreement by and between Alan R. Bender and Western
                 Wireless Corporation, dated March 12, 1996(1).......................
10.30       --   Employment Agreement by and between Cregg B. Baumbaugh and Western
                 Wireless Corporation, dated March 12, 1996(1).......................
10.31       --   Employment Agreement by and between Donald Guthrie and Western
                 Wireless Corporation, dated March 12, 1996(5).......................
10.32       --   Form of Registrant's Restrictive Covenant and Confidentiality
                 Agreement(1)........................................................
10.33       --   Form of Director and Officer Indemnification Agreement(1)...........
10.34       --   Western PCS Corporation Series A Preferred Stock Purchase Agreement
                 among Western Wireless Corporation, Western PCS Corporation and the
                 Purchasers listed therein, dated April 10, 1995(1)..................

EXHIBIT                                      DESCRIPTION                                PAGE NO.
-------                                      -----------                                --------
10.35       --   Second Amendment to Loan Agreement by and among Western Wireless
                 Corporation, The Toronto-Dominion Bank, Barclays Bank, PLC, and
                 Morgan Guaranty Trust Company of New York, as Managing Agents for
                 the Various Lenders, dated(1).......................................
10.36       --   Subscription and Put and Call Agreement with respect to shares of
                 Common Stock of Western Wireless International Corporation, dated as of January 1, 1996(1)...............................................
10.37       --   PCS Block "C" Organization and Financing Agreement by and among
                 Western PCS BTA I Corporation, Western Wireless Corporation, Cook
                 Inlet PV/SS PCS Partners, L.P., Cook Inlet Telecommunications, Inc.,
                 SSPCS Corporation and Providence Media Partners L.P. dated as of
                 November 5, 1995(1).................................................
10.38       --   Limited Partnership Agreement by and between Cook Inlet PV/SS PCS
                 Partners, L.P. and Western PCS BTA I Corporation dated as of
                 November 5, 1995(1).................................................
10.39       --   First Amendment to Block "C" Organization and Financing Agreement
                 and Cook Inlet Western Wireless PV/SS PCS, L.P. Limited Partnership
                 Agreement by and among Western PCS BTA I Corporation, Western
                 Wireless Corporation, Cook Inlet PV/SS PCS Partners, L.P., Cook
                 Inlet Telecommunications, Inc., SSPCS Corporation and Providence
                 Media Partners L.P. dated as of April 8, 1996(1)....................
10.40       --   Amended and Restated Loan Agreement among Western Wireless
                 Corporation and The Toronto-Dominion Bank, Barclays Bank, PLC, and
                 Morgan Guaranty Trust Company of New York, as Managing Agents for
                 the Various Lenders, dated May 6, 1996(1)...........................
10.41       --   Second Amendment to Block "C" Organization and Financing Agreement
                 and Cook Inlet Western Wireless PV/SS PCS, L.P. Limited Partnership
                 Agreement by and among Western PCS BTA I Corporation, Western
                 Wireless Corporation, Cook Inlet PV/SS PCS Partners, L.P., Cook
                 Inlet Telecommunications, Inc., SSPCS Corporation and Providence
                 Media Partners L.P. dated as of June 27, 1996(3)....................
10.42       --   Third Amendment to Block "C" Organization and Financing Agreement
                 and Cook Inlet Western Wireless PV/SS PCS, L.P. Limited Partnership
                 Agreement and First Amendment to Technical Services Agreement by and
                 among Western PCS BTA I Corporation, Western Wireless Corporation,
                 Cook Inlet PV/SS PCS Partners, L.P., Cook Inlet Telecommunications,
                 Inc., SSPCS Corporation, Providence Media Partners L.P. and Cook
                 Inlet Western Wireless PV/SS PCS, L.P., dated July 30, 1996(3)......
10.43       --   General Agreement for Purchase of Cellular Systems between Lucent
                 Technologies Inc. and Western Wireless Corporation, dated September
                 16, 1996(3).........................................................
10.44       --   Amendment No. 1 to PCS 1900 Supply Agreement between Western PCS
                 Corporation and Northern Telecom Inc., dated July 25, 1996(3).......
10.45       --   Amendment No. 2 to PCS 1900 Supply Agreement between Western PCS
                 Corporation and Northern Telecom Inc., dated July 25, 1996(3).......
10.46       --   Agreement of Exchange Agent between Harris Trust Company of
                 California and Western Wireless Corporation, dated October 25,
                 1996(3).............................................................
10.47       --   Purchase Agreement between Western Wireless Corporation and Goldman,
                 Sachs & Co., Donaldson, Lufkin & Jenrette Securities Corporation,
                 Salomon Brothers Inc and Toronto Dominion Securities (USA) Inc.,
                 dated October 18, 1996(3)...........................................
10.48       --   Exchange and Registration Rights Agreement between Western Wireless
                 Corporation and Goldman, Sachs & Co., Donaldson, Lufkin & Jenrette
                 Securities Corporation, Salomon Brothers Inc and Toronto Dominion
                 Securities (USA) Inc., dated October 24, 1996(2)....................

EXHIBIT                                      DESCRIPTION                                PAGE NO.
-------          --------------------------------------------------------------------   --------
10.49       --   Amendment No. 3 to PCS Supply Agreement between Western PCS
                 Corporation and Northern Telecom Inc., dated October 14, 1996.(5)...
10.50       --   Western Wireless Corporation 1996 Employee Stock Purchase Plan(6)...
10.51       --   Western Wireless Corporation 1997 Executive Restricted Stock Plan(7)
10.52       --   Form of First Amendment to Amended and Restated Loan Agreement among
                 Western Wireless Corporation and The Toronto Dominion Bank, Barclays
                 Bank, PLC, and Morgan Guaranty Trust Company of New York, as
                 Managing Agents for the various lenders, dated March 27, 1997.(7)...
10.53       --   Purchase Agreement, dated April 24, 1997, by and among Western
                 Wireless Corporation, Triad Texas, L.P., Triad Utah, L.P., Triad
                 Oklahoma, L.P., Triad Cellular Corporation and Triad Cellular L.P.
10.54       --   Purchase Agreement, dated April 24, 1997, by and between Western
                 Wireless Corporation and Triad Cellular Corporation.
10.55       --   Agreement and Plan of Merger, dated April 24, 1997, by and among
                 Western Wireless Corporation, Minnesota Cellular Corporation, Triad
                 Investment Minnesota, Inc., Barry B. Lewis, Craig W. Viehweg, Terry
                 E. Purvis, Triad Cellular Corporation, Triad Cellular L.P., and
                 Triad Minnesota, L.P.
10.56       --   Purchase Agreement, dated April 24, 1997, by and between Western
                 Wireless Corporation and Triad Cellular L.P.
12.1        --   Computation of Ratio of Earnings to Fixed Charges(7)................
21          --   List of material subsidiaries(1)....................................
23.1        --   Consent of Arthur Andersen LLP(7)...................................
23.2        --   Consents of Preston Gates & Ellis LLP (See Exhibits 5.1, 5.2, 5.3
                 and 5.4)............................................................
24.1        --   Power of Attorney(3)................................................
25.1        --   Statement of Eligibility of Trustee(2)..............................
25.2        --   Statement of Eligibility of Trustee(3)..............................
99.1        --   Form of Letter of Transmittal for 10 1/2% Senior Subordinated Notes
                 Due 2007(3).........................................................


---------------

(1) Incorporated herein by reference to the exhibit filed with the Company's Registration Statement on Form S-1 (Commission File No. 333-2432).


(2) Incorporated herein by reference to the exhibit filed with the Company's Registration Statement on Form S-1 (Commission File No. 333-2688).

(3) Incorporated herein by reference to the exhibit filed with the Company's Registration Statement on form S-4 (Commission File No. 333-14859).

(4) Incorporated herein by reference to the exhibit filed with the Company's Registration Statement on Form S-8 (Commission File No. 333-18137).

(5) Incorporated herein by reference to the exhibit filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

(6) Incorporated herein by reference to the exhibit filed with the Registrant's Registration Statement on Form S-8 (Commission File No. 333-18137).


(7) Filed previously with the Registrant's Registration Statement on From S-1 (Commission File No. 333-14859)